EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-259928) on Form S-3 and registration statements (Nos. 333-267645, 333-221964, 333-194943, 333-269948, 333-272646, and 333-273202) on Form S-8 of our reports dated March 6, 2024, with respect to the consolidated financial statements of 2U, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
McLean, Virginia
March 6, 2024